EXHIBIT 10.2 EXECUTION VERSION
Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
______________________________________________________________________________
______________________________________________________________________________
ATLAS FINANCIAL HOLDINGS, INC.
AND SUBSIDIARIES
CONVERTIBLE SENIOR SECURED DELAYED-DRAW
CREDIT AGREEMENT
________________
Dated as of September 1, 2021
________________
______________________________________________________________________________
______________________________________________________________________________1

310684250.8

EXHIBIT 10.2

310684250.8

EXHIBIT 10.2
ii

310684250.8

EXHIBIT 10.2

Exhibits
A – Senior Note Restructuring Term Sheet
B – Form of Borrowing Certificate
C – Reserved
D – Reserved
E – Form of Compliance Certificate
F – Reserved
G – Reserved
H – Reserved
I – Form of Term Loan Note
J – Form of Conversion Certificate

Schedules
4.7 – Disclosed Matters
5.1 – Credit Party Jurisdictions
5.2 – Capital Structure
5.7 – Financial Disclosures
5.12 – Real Estate Assets
6.11(b) – Permitted Indebtedness
6.11(c) – Permitted Liens
6.11(f) – Permitted Investments

iii

310684250.8

EXHIBIT 10.2
ATLAS FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONVERTIBLE SENIOR SECURED DELAYED-DRAW CREDIT AGREEMENT
AGREEMENT, dated as of September 1, 2021, into by and among:
ATLAS FINANCIAL HOLDINGS, INC., a Cayman Islands exempted company limited by shares (“AFHI”);
AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation;
ANCHOR GROUP MANAGEMENT INC., a New York corporation;
ANCHOR HOLDINGS GROUP, INC., a New York corporation;
optON DIGITAL IP INC., a Delaware corporation;
optON INSURANCE AGENCY INC., a Delaware corporation; and
PLAINVIEW PREMIUM FINANCE COMPANY, INC., a Delaware corporation (“Plainview”); and
UBI HOLDINGS INC., a Delaware corporation;
(each a “Borrower”, and together, the “Borrowers” and together with the Guarantors, all of the foregoing being collectively referred to as the “Credit Parties”), jointly and severally, the Lenders party hereto from time to time, Sheridan Road Partners, LLC, as the Administrative Agent (together with its successors and permitted assigns, in such capacity, the “Administrative Agent”).
In consideration of the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Article 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions. The following terms used in this Agreement have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
“Adjusted Conversion Amount” means, with respect to any conversion of Term Loans into AFHI Common Stock pursuant to Section 2.7, the Conversion Amount set forth on the applicable Conversion Notice less the amount of any PIK Excess Amount paid in cash by the Borrower on the applicable Conversion Date (which, to the extent no such cash payment is made, shall be deemed to be $0).

310684250.8

EXHIBIT 10.2
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of a Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of the Credit Parties, threatened against or adversely affecting any Credit Party or any property of a Credit Party.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Securities having ordinary voting power for the election of directors of that Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Aggregate Payments” means, with respect to a Credit Party, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of all payments and distributions made on or before such date by the Credit Party in respect of this Agreement (including in respect of Section 2.10) and the other Credit Documents, minus (b) the aggregate amount of all payments received on or before such date by that Credit Party from the other Credit Parties as contributions under Section 2.10.
“AHFI Common Stock” means the ordinary shares, $0.003 par value per share of AHFI.
“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or to the lenders by means of electronic communications pursuant to Section 9.1.
“Approved Senior Note Restructuring” means a Cayman Islands Scheme of Arrangement pursuant to the Companies Act (Revised) of the Cayman Islands, providing for the exchange of AFHI’s 6.625% Senior Notes set forth on the Scheme of Arrangements Term Sheet annexed hereto as Exhibit A, and any additions thereto or modifications thereof approved in writing by the Administrative Agent and the Requisite Lenders.
“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer, pledge, hypothecation or other disposition to, or any exchange of property with, any Person (other than another Credit Party), in one transaction or a series of transactions, of all or any part of any

310684250.8

EXHIBIT 10.2
Credit Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests included in the Collateral, other than sales of inventory or services in the ordinary course of business.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and that Person’s chief financial officer or treasurer.
“Availability Period” means the period from the Closing Date through and including February 28, 2023.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect or as hereafter amended, or any successor statute.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any AntiTerrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named, or owned or controlled by, a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrowing Certificate” means a certificate substantially in the form of Exhibit B.
“Budget” means a budget setting forth, on a line item basis, the Borrower’s expenditures and revenue on a monthly basis for the twelve (12) month period beginning on September 1, 2021 and in form and substance satisfactory to the Administrative Agent and Requisite Lenders (in their sole and absolute discretion), as may be modified from time to time with the consent of the Administrative Agent and the Requisite Lenders (which consent may be granted or withheld in their sole discretion), which budget shall be prepared on a cash basis.
“Business Day” means any day on which the Federal Reserve Bank of New York is open for business.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United

310684250.8

EXHIBIT 10.2
States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody’s.
“Change of Control” means, at any time after the Closing Date, (a) any Person or “group” (within the meaning of Rules 13d3 and 13d5 under the Exchange Act) (other than any Person or “group” that includes Affiliates of the Administrative Agent) (1) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting or economic interest in the Equity Interests of AFHI or (2) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of AFHI; (b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of AFHI cease to be occupied by Persons who either (1) were members of the board of directors of AFHI on the Closing Date or (2) were nominated for election by the board of directors of AFHI, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (c) any direct or indirect Subsidiary of AFHI ceases to be a wholly owned Subsidiary or AFHI fails to directly or indirectly control the management and policies of any Subsidiary (other than Plainview following a Permitted Liquidation).
“Closing Date” means September 1, 2021.
“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Documents” means the Pledge and Security Agreement, the Mortgage, the Control Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents, in each case in order to grant to the Administrative Agent, for the benefit of Secured Parties, or perfect, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

310684250.8

EXHIBIT 10.2
“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.
“Commitment Percentage” means, on any date of determination, with respect to each Lender, the quotient (expressed as a percentage) obtained by dividing, as of that date (a) the Lender’s Term Loan Exposure, by (b) the aggregate Term Loan Exposure of all the Lenders.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control Agreements” means the Deposit Account Control Agreements and the Securities Account Control Agreements required under the Pledge and Security Agreement with respect to the deposit accounts and securities accounts of the Credit Parties, in each case, other than Excluded Accounts.
“Conversion Amount” means the outstanding principal amount of a Lender’s Term Loans (including, subject to Section 2.7(b), accrued PIK Interest) to be converted as set forth in a Conversion Certificate delivered pursuant to Section 2.7.
“Conversion Date” means the completion date of any issuance of AFHI Common Stock pursuant to Section 2.7.
“Conversion Price” means a price of $0.35 per Conversion Share, as adjusted from time to time for any share split, share dividend, combination or any similar recapitalization event.
“Conversion Shares” means the shares of AFHI Common Stock issuable upon conversions of Term Loan balances pursuant to Section 2.7.
“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of the Agent or any Lender in connection herewith
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Disclosed Matter” means the existence or occurrence of any matter which has been disclosed by the Credit Parties in any filing made by AFHI with the United States Securities and Exchange Commission prior to the Closing Date (including disclosures regarding financial

310684250.8

EXHIBIT 10.2
performance or condition as set forth in any Form 10-K or Form 10-Q during such period); provided, that no matter shall constitute a “Disclosed Matter” to the extent it shall prove to be, or shall become, materially more adverse to the Credit Parties and their respective Subsidiaries taken as a whole or to the Lenders than it would have reasonably appeared to be on the basis of the disclosure contained in any of the documents referred to above in this definition.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Eligible Assignee” means any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, a Credit Party, or any of their respective Subsidiaries or any of their respective ERISA Affiliates.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to a Credit Party or any of its Subsidiaries or any Facility.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not

310684250.8

EXHIBIT 10.2
incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Credit Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the applicable Credit Party or the applicable Subsidiary within the meaning of this definition with respect to the period that Person was an ERISA Affiliate of a Credit Party or Subsidiary and with respect to liabilities arising after that period for which a Credit Party or Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate that Pension Plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by a Credit Party or any ERISA Affiliate of a Credit Party from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to a Credit Party or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on a Credit Party or any ERISA Affiliate of a Credit Party pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of a Credit Party or any ERISA Affiliate of a Credit Party in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by a Credit Party or any ERISA Affiliate of a Credit Party of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on a Credit Party or any ERISA Affiliate of a Credit Party of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (a) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against a Credit Party, or any ERISA Affiliate of a Credit Party in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal

310684250.8

EXHIBIT 10.2
Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.
“Erroneous Payment” has the meaning assigned to it in Section 8.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.14(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.14(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.14(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.14(e).
“Event of Default” means each of the conditions or events set forth in Section 7.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Account”: any account that is: (a) any zero balance account, (b) withholding tax, trust, escrow, payroll, customer funds and other fiduciary accounts, and (c) petty cash account, provided that the daily average balance of all such petty cash accounts does not exceed $25,000 in the aggregate at any time.
“Excluded Subsidiary” means Global.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires an interest in the Term Loan, except to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable to such Lender's assignor immediately before such Lender became a party hereto, (b) Taxes attributable to such Lender’s failure to be a United States Person and (c) Taxes attributable to such Lender’s failure to comply with the certification requirements of Section 3.3(c).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of their respective Subsidiaries or any of their respective predecessors or Affiliates.
“Fair Share” means, with respect to a Credit Party as of any date of determination, an amount equal to (a) the ratio of (1) the Fair Share Contribution Amount with respect to that

310684250.8

EXHIBIT 10.2
Credit Party to (2) the aggregate of the Fair Share Contribution Amounts with respect to all Credit Parties, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Credit Parties under this Agreement and the other Credit Documents in respect of the Obligations.
“Fair Share Contribution Amount” means, with respect to a Credit Party as of any date of determination, the maximum aggregate amount of the Obligations the Funding Credit Party under this Agreement and the other Credit Documents that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Credit Party for purposes of Section 2.10, any assets or liabilities of that Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any other Credit Document shall not be considered as assets or liabilities of that Credit Party.
“Financial Officer Certification” means, with respect to the financial statements for which certification is required hereunder, the certification of an Authorized Officer of AFHI that the financial statements fairly present, in all material respects, the financial condition of AFHI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal yearend adjustments.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that the Lien is the only Lien to which the Collateral is subject, other than any Permitted Lien.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof; provided, however, that (i) with respect to any Credit Party that is not a domestic Person, “GAAP” shall mean the comparable accounting standard applied in the applicable jurisdiction and (ii) for purposes hereunder, GAAP shall be determined on the basis consistent with those used in the preparation of the recent audited financial statements.
“Global” means Global Liberty Insurance Company of New York, a New York corporation.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

310684250.8

EXHIBIT 10.2
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Historical Financial Statements” means (i) the Annual Report of AFHI on Form 10-K filed April 15, 2021 with the United States Securities and Exchange Commission, (ii) the Quarterly Report of AFHI on Form 10-Q filed May 17, 2021 with the United States Securities and Exchange Commission, and (iii) the Quarterly Report of AFHI on Form 10-Q filed August 20, 2021 with the United States Securities and Exchange Commission.
“Indebtedness” means, with respect to any specified Person, any indebtedness of that Person (excluding accrued expenses), whether or not contingent (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker’s acceptances; (d) representing Capital Lease Obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after the property is acquired or the services are completed, but excluding in any event trade payables arising in the ordinary course of business less than 90 days past due); and (f) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, past due trade payables and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person

310684250.8

EXHIBIT 10.2
(whether or not the Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the provisions of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent it would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of that Indebtedness.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of one (1) external counsel to Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make the Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral); (b) the statements contained in the commitment letter delivered by any Lender to a Credit Party with respect to the transactions contemplated by this Agreement; or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of a Credit Party or any of its Subsidiaries.
“Indemnified Taxes” means any Taxes other than Excluded Taxes.
“Initial Draw Date” means the date on which the conditions to effectiveness of this Agreement under Sections 4.2 and 4.4 are satisfied or otherwise waived in accordance with the terms of this Agreement.
“Insolvency Event” means:
(a) the entry by a court of competent jurisdiction of a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law;

310684250.8

EXHIBIT 10.2
(b) the commencement of an involuntary case against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property; the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process s against any substantial part of the property of any Credit Party, and in each event described in this clause (b) it shall have continued for sixty days without having been dismissed, bonded or discharged;
(c) the entry of an order of relief enter with respect to a Credit Party, or the commencement by a Credit Party of a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a Credit Party’s consent or acquiescence to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consent or acquiescence to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property;
(d) the making of assignment for the benefit of creditors by any Credit Party;
(e) any Credit Party becoming unable, or failing generally, or admitting in writing its inability, to pay its debts as such debts become due; or
(f) the board of directors (or similar governing body) of any Credit Party (or any committee thereof) adopting any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause (c), (d) or (e) this definition;
provided, that the Approved Senior Note Restructuring shall not constitute an Insolvency Event.
“Intellectual Property” has the meaning assigned to that term in the Pledge and Security Agreement.
“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any registered Intellectual Property.
“Interest Payment Date” means each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Initial Draw Date and ending on the Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Investment” means (a) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any Securities of any other Person; (b) any direct or

310684250.8

EXHIBIT 10.2
indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of a Credit Party from any Person (other than a Credit Party), of any Equity Interests of that Person; and (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any Credit Party or any of their respective Subsidiaries to any other Person (other than a Credit Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which that Person is a party.
“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.
“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to those Securities.
“Margin Stock” as defined in Regulation U of the Board of Governors, or any successor regulation as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of AFHI and its Subsidiaries taken as a whole; (b) the ability of the Credit Parties taken as a whole to fully and timely perform their Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Credit Document; provided, that no Disclosed Matter shall constitute a Material Adverse Effect and the occurrence of any matters described on Schedule 4.7 from time to time shall not constitute a Material Adverse Effect.
“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

310684250.8

EXHIBIT 10.2
“Maturity Date” means the earlier of (i) August 31, 2023 and (ii) such other date on which the Term Loan Commitments terminate and the Term Loans and all other Obligations hereunder become due pursuant to Section 7.2.
“Moody’s” means Moody’s Investor Services, Inc.
“Mortgage” means a mortgage of the Mortgaged Property in the same form of the mortgage for the first lien mortgagee, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by a Credit Party or any of their Subsidiaries from the Asset Sale, minus (b) any bona fide direct costs incurred in connection with therewith, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with the Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the Equity Interests or assets in question prior to such sale (and not incurred in contemplation of such sale) and that is required to be repaid under the terms thereof as a result of the Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to the purchaser undertaken by the selling Credit Party or Subsidiary.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by a Credit Party or any of their respective Subsidiaries (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of a Credit Party or any of their respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of the assets to a purchaser with that power under threat of such a taking, minus (b) (1) any actual and reasonable costs incurred by the applicable Credit Party or Subsidiary in connection with the adjustment or settlement of any claims of held by them in respect thereof, and (2) any bona fide reasonable direct costs incurred in connection with any sale of assets referred to in clause (a)(2) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“Obligations” means all obligations of every nature of each Credit Party owed to the Administrative Agent, the Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to a Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against the Credit Party for that interest in the related bankruptcy proceeding), including, without limitation, each Credit Party’s obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

310684250.8

EXHIBIT 10.2
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“Organization Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and with respect to any Cayman Islands exempted company limited by shares, its certificate of incorporation and its memorandum and articles of association. In the event any term or condition of this Agreement or any other Credit Document requires any Organization Document to be certified by a secretary of state or similar governmental official, the reference to that “Organization Document” shall only be to a document of a type customarily certified by the applicable governmental official.
“Patriot Act” means the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).
“Payment Recipient” has the meaning assigned to it in Section 8.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Permitted Expenditures” means disbursements in the amounts identified in and at the times set forth in the Budget or as otherwise approved in writing by the Administrative Agent and Requisite Lenders in their sole discretion, subject to Permitted Variances.
“Permitted Liens” means each of the Liens permitted pursuant to Section 6.11(c).
“Permitted Liquidation” means the dissolution, liquidation or winding up of Plainview to the extent that, as of the date of such dissolution, liquidation or winding up, Plainview has no material assets or any assets necessary or useful to the operation of the Credit Parties’ business.
“Permitted Variances” means, as of any date of determination and for any period, a difference of 15% cumulative for any line item or 7.5% cumulative in the aggregate from the amount of expenditures set forth on the Budget, measured for the period commencing on September 1, 2021 through the applicable date of determination.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

310684250.8

EXHIBIT 10.2
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by each Credit Party in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase, NA, as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase, NA in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective from and including the date the change is publicly announced as being effective.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
“Regulatory Change” means, with respect to any Lender, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as the Lender or by an Affiliate of the investment advisor.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Requisite Lenders” means, on any date of determination, one or more Lenders then having or holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure of all the Lenders,
“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of AFHI now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of AFHI now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of AFHI now or hereafter outstanding.

310684250.8

EXHIBIT 10.2
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profitsharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Notwithstanding anything to contrary herein stated or in any other Credit Document, the Excluded Subsidiary shall not be deemed, or treated as, a Subsidiary or a Credit Party under this Agreement or any other Credit Document and therefore shall not be subject to the terms and provisions of this Agreement or any other Credit Document.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and, in the case of a Lender, its lending office) is located or in which that Person (and, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (or, in the case of a Lender, its applicable lending office).
“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund Term Loans as set forth in a separate commitment letter satisfactory in form and substance to the Credit Parties and the Administrative Agent.

310684250.8

EXHIBIT 10.2
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (a) the outstanding principal amount of the Term Loans made or funded by the Lender, and (b) the Lender’s Term Loan Commitment on that date.
“Term Loan Note” means a promissory note in the form of Exhibit I (which note shall evidence any Delayed-Draw Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.
“Total Term Loan Commitment” means the aggregate amount of the Term Loan Commitments, which as of the Closing Date is $3,000,000.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other any applicable jurisdiction.
“United States Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Yield Protection Payment” means, in connection with any prepayment of the Term Loans pursuant to Section 2.8(b)(i) or 2.8(c) means, an amount equal to (a) 6% of the principal and interest (including PIK Interest) included in the prepayment if the prepayment occurs on or before the last day of the sixth full calendar month following the Closing Date, (b) 3% of the principal and interest (including PIK Interest) included in the prepayment if the prepayment occurs at any time during the seventh through 18th full calendar months following the Closing Date, and (c) 0% if the prepayment occurs at any time after the last day of the 18th full calendar month following the Closing.

310684250.8

EXHIBIT 10.2
1.2 Additional Definitions. The following terms defined elsewhere in this Agreement shall have the respective meanings therein defined:

Term	Section
Additional Costs	3.1
Administrative Agent	Caption
AFHI	Caption
Assignment Effective Date	9.5(c)
Credit Parties	Caption
Default Advance	2.3
Defaulting Lender	2.3
Delayed-Draw Loans	2.2(c)
Draw Fee Shares	2.9(b)
Funding Credit Party	2.1(c)
Interest Payment Date	2.8(c)
Mortgaged Property	4.2(b)
PIK Interest	2,4
PIK Prepayment Amount	2.8(c)
Prepayment Deposit	2.8(c)
Projections	5.8
Proposed Prepayment Amount	2.8(c)
Proposed Prepayment Date	2.8(c)
Register	2.6(b)
Senior Notes	6.11(b)
Set-Up Fee Shares	2.9(c)
Subsidiary Credit Parties	5.2(a)
Title Policy	4.1(e)
1.3 Construction.
(a)Approval. The word “approval” as used herein with reference to an approval right granted to the Administrative Agent or a Lender means that Person shall have the right in its sole discretion to approve or to withhold approval of the subject matter with respect to which the approval is required so long that as that Person agrees that to exercise its approval rights in a diligent and timely manner and in good faith.
(b)GAAP. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Credit Parties to Lenders pursuant to Section 6.1(a) and 6.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 6.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP (or a change in the application of the policies

310684250.8

EXHIBIT 10.2
thereof) would affect the computation of any financial requirement set forth in any Credit Document, and the Credit Parties or Requisite Lenders shall so request, the Administrative Agent, Requisite Lenders and the Credit Parties shall negotiate in good faith to amend the requirement to preserve the original intent thereof in light of the change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, the requirement shall continue to be computed in accordance with GAAP prior to the change therein and the Credit Parties shall provide to the Administrative Agent and Lenders reconciliation statements provided for in Section 6.1(d). Without limiting the foregoing, any operating lease properly classified as an operating lease in accordance with GAAP as in effect on December 31, 2018 shall continue to be classified and accounted for as an operating lease during the term of this Agreement for all purposes of this Agreement, notwithstanding any changes in GAAP relating thereto.
(c)References and Interpretation. All references in this Agreement to “Sections,” “Exhibits” and “Schedules” are, unless the context otherwise requires, references to Sections of, or Exhibits or Schedules to, this Agreement. The use of the word “include ” or “including,” when following any general statement, term or matter, shall not be construed to limit the statement, term or matter to the specific items or matters set forth immediately following that word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of the general statement, term or matter. All pronouns should be construed as referring to the masculine, feminine and neutral gender.
Article 2
AMOUNT AND TERMS OF CREDIT
2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally, and not jointly, agrees to make term loans to the Credit Parties, on the Initial Draw Date and on not more than two additional occasions during the Availability Period, in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment. Each Lender’s Term Loan Commitment shall be reduced by the aggregate principal amount of the Term Loans funded by that Lender. Each Borrowing of Term Loans shall be made from the Lenders based upon each Lender’s Commitment Percentage of the Borrowing; provided, however, that the failure of any Lender to make any Term Loan shall not in itself relieve the other Lenders of their obligations to lend. At no time shall the sum of the aggregate principal amount of the Term Loans borrowed hereunder exceed the Total Term Loan Commitment. Term Loans borrowed hereunder and subsequently repaid or prepaid may not be reborrowed.
2.2 Borrowings.
(a)Borrowing Certificate. Other than with respect to the Term Loans advanced on the Initial Draw Date, to request a Term Loan borrowing, the Credit Parties shall notify the Administrative Agent of the request by hand or Approved Electronic Communications delivery of a Borrowing Certificate not later than 2:00 p.m., New York City time, at least 30 days before the date of the proposed borrowing. Promptly following receipt of a Borrowing Certificate, the

310684250.8

EXHIBIT 10.2
Administrative Agent shall advise each Lender of the details thereof and of the amount of the Term Loan to be made by that Lender as part of the requested borrowing.
(b)Initial Term Loans. The initial Term Loans shall be advanced on the Initial Draw Date and shall be in the aggregate initial principal amount of $2,000,000.
(c)Delayed Draws. During the Availability Period and subject to the satisfaction of the conditions set forth in Article IV, Additional Term Loans (“Delayed-Draw Loans”), if any, may be borrowed on two occasions during the Availability Period in the additional initial principal amount of $500,000 each. All Delayed-Draw Loans shall be made pursuant to a Borrowing Certificate delivered to the Administrative Agent pursuant to Section 2.2(a).
2.3 Funding of Term Loans.
(a) Funds to Agent. Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for that purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make the Term Loans available to the Credit Parties by either (1) promptly crediting the amounts so received, in like funds, to an account designated by the Credit Parties in the applicable Borrowing Certificate or (2) applying the funds toward the payment of fees or the reimbursement of expenses owed by the Credit Parties or the Administrative Agent hereunder.
(b)Defaulting Lenders. Unless the Administrative Agent receives notice from a Lender prior to the proposed date of any Term Loans that the Lender will not make available to the Administrative Agent its share of the Term Loans, the Administrative Agent may assume that each Lender has made its share available on that date in accordance with Section 2.3(a) and may, in reliance upon that assumption, make available to the Credit Parties a corresponding amount. If a Lender (each a “Defaulting Lender”) has not in fact made its share of the applicable Term Loans available to the Administrative Agent, then the Defaulting Lender and the Credit Parties severally agree to pay to the Administrative Agent forthwith upon written demand a corresponding amount (the “Default Advance”) with interest thereon, for each day from and including the date the funds are made available to the Credit Parties to but excluding the date of repayment of the Default Advance to the Administrative Agent, at (1) in the case of a Defaulting Lender, the Prime Rate or (2) in the case of the Credit Parties the rate of 12% per annum. If the Defaulting Lender pays the Default Advance to the Administrative Agent, then the Default Advance shall constitute the Defaulting Lender’s Term Loan and the Credit Parties shall not be obligated to repay the Default Advance and the amount of and payment by the Credit Parties in respect of the Default Advance shall be promptly refunded by the Administrative Agent.
2.4 Interest.
(a)Rate. The outstanding principal balance of each Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days

310684250.8

EXHIBIT 10.2
in a leap year) at the rate of 12% per annum; provided, that upon the occurrence and during the continuance of an Event of Default, the interest rate shall be increased to 14% per annum.
(b)Payment Dates, Interest shall be payable quarterly in arrears on the last Business Day of September, December, March and June of each calendar year in which Term Loans are outstanding, commencing on September 30, 2021 (each an “Interest Payment Date”), and on the Maturity Date (at which time all accrued and unpaid interest shall be paid in full). So long as no Event of Default has occurred and is continuing as of any Interest Payment Date, any interest payable hereunder shall automatically accrue and be capitalized to the principal amount of the Term Loans on the applicable Interest Payment Date, and shall, unless paid in cash on or prior to the applicable Interest Payment Date, thereafter be deemed to be a part of the principal amount of the Term Loans (“PIK Interest”). PIK Interest shall not serve to reduce the availability of any unused Term Loan Commitments. To the extent that any Event of Default has occurred and is continuing as of any Interest Payment Date, all accrued and unpaid interest due on such Interest Payment Date shall be paid in cash.
2.5 Use of Proceeds.
(a)Working Capital. Subject to Section 6.11(a), the proceeds of the Term Loans shall be used for Permitted Expenditures (including the fees and expenses incurred in connection with (1) the preparation and negotiation of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby, and (2) any Approved Senior Note Restructuring).
(b)Margin Stock. No portion of the proceeds of any Term Loan shall be used in any manner that causes or might cause the Term Loan or the application of proceeds to violate Regulation T, Regulation U or Regulation X, or any other regulation of the Board of Governors or to violate the Exchange Act.
2.6 Evidence of Debt, Etc.
(a)Lender Records. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations owed to it, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Credit Parties, absent manifest error; provided, that (1) the failure to make any recordation, or any error in a recordation, shall not affect any Lender’s Term Loan Commitments or any Credit Party’s Obligations in respect of any applicable Term Loans; and (2) in the event of any inconsistency between the Register and any Lender’s records, the recordation in the Register shall govern.
(b)Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain a register for the recordation of the names and addresses of Lenders and the Term Loans of each Lender outstanding from time to time (the “Register”). The Register shall be available for inspection by any Credit Party or Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loans of each Lender in accordance with the provisions of

310684250.8

EXHIBIT 10.2
Section 9.5, and each repayment or prepayment in respect of the principal amount of the Term Loans, which shall be conclusive and binding on the Credit Parties and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or any Credit Party’s Obligations in respect of any Term Loan. Each Credit Party hereby designates the Administrative Agent to serve as its agent solely for purposes of maintaining the Register as provided in this Section 2.6, and agrees that, to the extent the Administrative Agent serves in that capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
(c)Term Loan Notes. If so requested by any Lender by notice to the Credit Parties (with a copy to the Administrative Agent) at least two Business Days prior to the Initial Draw Date, or at any time thereafter, the Credit Parties shall execute and deliver to the Lender (or, if applicable and if so specified in the notice, to any Person who is an assignee of the Lender pursuant to Section 9.5) on the Initial Draw Date (or, if notice is delivered after the Closing Date, promptly after the Credit Parties’ receipt of the notice) a Term Loan Note or Term Loan Note to evidence the requesting Lender’s Term Loan.
2.7 Conversion.
(a)Conversion Option. Each Lender shall have the right, exercisable at any time and from time to time prior to the later of (1) the Maturity Date, and (2) the date on which the Term Loans (including principal, accrued interest and PIK interest) are paid in full, to convert all or any portion of the outstanding balance of its Term Loans (including principal, accrued interest and, subject to Section 2.7(b), PIK Interest) to AFHI Common Stock by delivery to AFHI, with a copy to the Administrative Agent, of a fully completed and executed Conversion Certificate in the form of Exhibit J.
(b) PIK Interest. If the Conversion Amount indicated in a Conversion Certificate delivered by a Lender is greater than the unpaid principal balance of such Lender’s Term Loans (such principal balance calculated without giving effect to any accrued PIK Interest) (such excess, a “PIK Excess Amount”), the Credit Parties shall have the option, in lieu of issuing Conversion Shares in respect of such PIK Excess Amount, to pay the balance of such PIK Excess Amount in cash. Any cash payment of a PIK Excess Amount shall be made on the Conversion Date (regardless of whether, after giving effect to such cash payment, any Conversion Shares would be issued in connection with the applicable Conversion Notice), together with delivery of any Conversion Shares then due, by wire transfer of immediately available funds to an account identified by the converting Lender in writing. Any portion of the PIK Excess Amount not so paid in cash shall be included in the Adjusted Conversion Amount and converted as set forth herein.
(c)Share Issuance. Not later than the third Business Day following the delivery of a Conversion Certificate to AFHI (the “Conversion Date”), AFHI shall issue and deliver to the applicable Lender, in accordance with the delivery instructions contained in the Conversion Certificate, that number of Conversion Shares as is then equal to the quotient obtained by dividing (1) the Adjusted Conversion Amount, by (2) the Conversion Price then in effect.

310684250.8

EXHIBIT 10.2
Conversion Shares shall, when issued, be fully paid and non-assessable and shall not be subject to any Lien or restriction on transfer other than restrictions arising by operation of law or included in AFHI’s Organization Documents. To the extent that there is not an effective registration statement covering the Conversion Shares at the time of issuance, any Lender receiving Conversion Shares shall re-make the representations set forth in Section 10.1 as of the date of issuance of the Conversion Shares, with such modifications as necessary to comply with any amendments to the Securities Act or the rules or regulations promulgated thereunder. To the extent that a Lender cannot or does not make such representations, AFHI shall not be obligated to issue such Conversion Shares.
(d)Term Loan Repayment. Upon issuance of Conversion Shares in accordance with this Section 2.7 (and/or payment in cash of any PIK Excess Amount) for any Conversion Certificate, the Obligations represented by the applicable Conversion Amount shall be deemed paid in full and the Term Loan Exposures of the Lenders shall be adjusted accordingly.
2.8 Payments and Prepayments.
(a)Maturity. The outstanding principal balance of the Term Loans, together with all accrued and unpaid interest, fees and any other amounts owed by the Credit Parties hereunder shall be paid in full on the Maturity Date (other than amounts which are to be converted into AFHI Common Stock pursuant to a Conversion Certificate delivered on or prior to the Maturity Date).
(b)Mandatory Prepayment. The Credit Parties shall prepay the Terms Loans in accordance with the following:
(1)No later than the first Business Day following the date of receipt by the Credit Parties or their respective Subsidiaries of any Net Asset Sale Proceeds (other than as a result of the sale of the Mortgaged Property), the Credit Parties shall prepay the Term Loans in an aggregate amount equal thereto.
(2)No later than the first Business Day following the date of receipt by the Credit Parties or any of their respective Subsidiaries, or by the Administrative Agent as additional insured or lenders’ loss payee, of any Net Insurance/Condemnation Proceeds, the Credit Parties shall prepay the Term Loans in an aggregate amount equal to the Net Insurance/Condemnation Proceeds; provided, (A) so long as no Default or Event of Default shall have occurred and be continuing, and (B) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $250,000, the Credit Parties shall have the option, to invest Net Insurance/Condemnation Proceeds within 90 days of receipt thereof in long term productive assets of the general type used in the business of the Credit Parties, which investment may include the repair, restoration or replacement of the applicable assets thereof.
(3)Within one (1) Business Day following any Change of Control, the Credit Parties shall prepay the Obligations in full.

310684250.8

EXHIBIT 10.2
(4)The proceeds of any prepayment pursuant to this Section 2.8(b) shall be applied by the Administrative Agent as follows:
(A)First, to the payment of all fees and expenses then due to the Administrative Agent or any Lender (including any Yield Protection).
(B)Second, to the payment of all unpaid interest on the Term Loans accruing after the immediately preceding Interest Payment Date.
(C)Third, to the ratable payment to the Lenders of then outstanding principal balance of the Term Loans.
(c)Voluntary Prepayment. The Credit Parties may prepay all or any portion of the outstanding balance of the Term Loans in accordance with the following procedure:
(1)At least three Business Days prior to the date of any proposed prepayment (other than prepayments of PIK Interest pursuant to 2.7(b)), the Credit Parties will deliver to the Administrative Agent a certificate setting forth the proposed prepayment date (the “Proposed Prepayment Date”) and the amount of the proposed prepayment (the “Proposed Prepayment Amount”) and shall deposit with the Administrative Agent, by wire transfer of immediately available funds, an amount (each a “Prepayment Deposit”) equal to the sum of (A) the Proposed Prepayment Amount; plus (B) an amount equal to the Yield Protection Amount that would be due with the Proposed Prepayment if no portion of the Proposed Prepayment Amount were to be converted into AFHI Common Stock, plus (C) an amount equal to any fees or other expenses then due to the Administrative Agent or any Lender.
(2)If on or prior to the Proposed Prepayment Date, any Lender delivers to the Credit Parties (with a copy to the Administrative Agent) a Conversion Notice with respect to all or a portion of the Proposed Prepayment Amount that would be otherwise used to prepay Term Loan Obligations owing to such Lender, the Credit Parties shall act on such conversion request and advise such Lender and the Administrative Agent of the amount (the “PIK Prepayment Amount”), if any, the Credit Parties desire to apply towards the prepayment of PIK Interest pursuant to Section 2.7(b). Concurrently with the issuance of the applicable Conversion Shares, (A) the Administrative Agent shall pay the PIK Prepayment Amount on behalf of the Credit Parties, to such Lender out of the Prepayment Deposit; and (B) shall return to the Credit Parties so much of the Prepayment Deposit as is equal to the applicable Conversion Amount.
(3)On the Proposed Prepayment Date, the Administrative Agent will, after giving effect to any payments and return of funds pursuant to (2) above apply the balance of the Prepayment Deposit as follows:

310684250.8

EXHIBIT 10.2
(A)First, to the payment of all fees and expenses then due to the Administrative Agent or any Lender (including any Yield Protection).
(B)Second, to the payment of all unpaid interest on the Term Loans accruing after the immediately preceding Interest Payment Date.
(C)Third, to the ratable payment to the Lenders of then outstanding principal balance of the Term Loans (after giving effect to any conversions of Term Loans into AFHI Common Stock pursuant to (2) above.
(d)Payments Generally. All payments by the Credit Parties of principal, interest, fees and other Obligations shall be made in Dollars in same day funds without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent for the account of the Lenders not later than 12:00 p.m. (New York City time) on the date due in accordance with wire transfer instructions provided to the Credit Parties from time to time by the Administrative Agent; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on any date shall be deemed to have been paid by the Credit Parties on the next succeeding Business Day.
(e)Payments to Lenders. The Lenders will from time to time advise the Administrative Agent in writing of the address to which any payments due the Lender hereunder are to be sent. The Administrative Agent (or any agent or sub-agent appointed by it) shall promptly distribute to each Lender at its designated address its share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due the Lender to the extent received by the Administrative Agent.
(f)Yield Protection. Any Yield Protection payable in accordance with this Section 2.8 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of any event triggering the prepayment of such Yield Protection and Borrowers agree that it is reasonable under the circumstances currently existing. The parties hereto acknowledge that the Yield Protection shall survive acceleration of the Obligations and/or the occurrence of any Insolvency Proceeding, and shall automatically accrue to the principal amount of the Term Loans and shall constitute part of the Obligations for all purposes herein. If the Term Loans are accelerated for any reason pursuant to the terms herein, the Yield Protection shall be calculated as if the date of acceleration of the Term Loans was the date of prepayment of the Term Loans. THE BORROWERS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING YIELD PROTECTION IN CONNECTION WITH ANY ACCELERATION. The Borrowers expressly agree that: (A) the Yield Protection is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Yield Protection shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and Borrowers giving specific consideration in this transaction for such agreement to pay the Yield Protection; (D) Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Yield Protection is a material inducement to Lenders to extend the Term Loans; and (F) the Yield

310684250.8

EXHIBIT 10.2
Protection represents a good faith, reasonable estimate and calculation of the lost profits or damages of Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to Lenders or profits lost by Lenders as a result of such event triggering payment of the Yield Protection.
2.9 Fees.
(a)Set-Up. Concurrently with the execution and delivery of this Agreement, AFHI will issue to the Lenders in accordance with their respective Commitment Percentages, a fee (the “Set-Up Fee”) payable in the form of 2,750,000 shares of AFHI Common Stock (the “Set-Up Fee Shares”) in accordance with delivery instructions previously provided by the Lenders. The Set-Up Fee Shares shall, when issued, be fully paid and non-assessable and shall not be subject to any Lien or restriction on transfer other than restrictions arising by operation of law or included in AFHI’s Organization Documents. The Set-Up Fee shall be fully earned and payable on the Closing Date.
(b)Delayed Draws. Concurrently with the funding of each Delayed-Draw Loan, if any, AFHI will issue to the Lenders in accordance with their respective Commitment Percentages, a fee (the “Delayed Draw Fee”) payable in the form of 1,125,000 shares of AFHI Common Stock (the “Draw Fee Shares”) in accordance with delivery instructions provided by the Lender. The Delayed Draw Fee Shares shall, when issued, be fully paid and non-assessable and shall not be subject to any Lien or restriction on transfer other than restrictions arising by operation of law or included in AFHI’s Organization Documents. The Delayed Draw Fee shall be fully earned on the date of issuance of each Delayed-Draw Loan, and payable together with the issuance of each Delayed-Draw Loan.
(c)Administrative. During the period commencing on the Closing Date and ending when all of the Obligations have been indefeasibly satisfied and discharged, the Credit Parties shall pay to the Administrative Agent an annual administrative fee of $20,000, payable in quarterly installments of $5,000 each, in arrears on the last Business Day of each calendar quarter and on demand from and after the Maturity Date.
2.10 Joint and Several Obligations.
(a)Consideration. Each Credit Party is accepting joint and several liability hereunder and the other Credit Document to which it is a party in consideration of the financial accommodation to be provided by the Administrative Agent and the Lenders, for the mutual benefit, directly and indirectly, of each of the Credit Parties and in consideration of the undertakings of each of the Credit Parties to accept joint and several liability for the obligations of each of them.
(b)Acceptance of Liability. Each of the Credit Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Credit Parties with respect to the payment and performance of all of the Obligations arising under this Agreement, the other Credit Documents and any other documents relating to the Obligations, it being the intention of the parties hereto that all the

310684250.8

EXHIBIT 10.2
Obligations shall be the joint and several obligations of each of the Credit Parties without preferences or distinction among them.
(c)Fair Share Payments. All of the Credit Parties desire to allocate among themselves, in a fair and equitable manner, their liabilities and obligations arising under this Agreement and the other Credit Documents. Accordingly, in the event any payment or distribution is made on any date by a Credit Party (the “Funding Credit Party”) under this Agreement or any other Credit Document such that its Aggregate Payments exceeds its Fair Share as of that date (other than payments made in the form of AFHI Common Stock), the Funding Credit Party shall be entitled to a contribution from each of the other Credit Parties in an amount sufficient to cause each Credit Party’s Aggregate Payments to equal its Fair Share as of that date. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Credit Party. The allocation among the Credit Parties of their obligations as set forth in this Section 2.10 shall not be construed in any way to limit the liability of any Credit Party hereunder. Each Credit Party is a third party beneficiary to the contribution agreement set forth in this Section 2.10.
Article 3
PAYMENT ADJUSTMENTS
3.1 Regulatory Changes.
(a)Additional Costs. The Credit Parties shall pay directly to each Lender from time to time such amounts as the Lender may reasonably determine to be necessary to compensate it for any costs or any reductions in the amounts receivable by the Lender hereunder (“Additional Costs”) which the Lender determines are attributable to its making, maintaining, or its obligation to make any Term Loans hereunder, resulting from any Regulatory Change which:
(1)changes the basis of taxation of any amounts payable to the Lender under this Agreement (other than taxes imposed on the overall net income of the Lender or Excluded Taxes);
(2)imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender; or
(3)imposes any other condition affecting this Agreement or any of the extensions of credit or liabilities referred to in (2) above.
Each Lender will notify the Credit Parties and the Administrative Agent of any event occurring after the date of this Agreement which will entitle it to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will furnish the Credit Parties with a certificate setting forth in reasonable detail the basis and the calculation of the amount of each request for compensation. If a Lender requests compensation, the Credit Parties may, by notice to the Lender and the Administrative Agent, suspend the obligation of the Lender to make additional Term Loans until

310684250.8

EXHIBIT 10.2
the earlier of (A) the Lender's waiver of its request for compensation or (B) the date on which the Regulatory Change giving rise to the Lender’s request ceases to be in effect. Notwithstanding anything to the contrary in this Section 3.1, (i) the Credit Parties shall not be required to compensate a Lender pursuant to this Section 3.1 for any amounts incurred more than nine (9) months prior to the date that such Lender notifies the Credit Parties of such Lender’s intention to claim compensation therefor and such compensation shall not exceed $200,000 during the term of this Agreement.
(b)Lender Determinations. Determinations and allocations by any Lender for purposes of this Section 3.1 of the effect of any Regulatory Change on its costs of making or maintaining Term Loans or on amounts receivable by it in respect of Term Loans or its costs of maintaining its obligations to make Term Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive, absent manifest error, so long as made on a reasonable basis.
3.2 Capital Adequacy.
(a)Revised Requirements. If at any time after the date of this Agreement any Regulatory Change, in the reasonable opinion of any Lender, will require that its Commitment (or any portion thereof) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital or equity to be maintained by it or any corporation controlling it and such Regulatory Change will have the effect of reducing the rate of return on its or its controlling corporation's capital or equity, as the case may be, as a consequence of the Lender's obligations hereunder to a level below that which the Lender or its controlling corporation, as the case may be, could have achieved but for such Regulatory Change (taking into account the Lender's or controlling corporation's policies, as the case may be, with respect to capital adequacy and any payments made to the Lender pursuant to Section 3.1 which relate to capital adequacy and assuming that the Lender's capital was fully utilized prior to the Regulatory Change) by an amount deemed in good faith by the Lender to be material, then from time to time following notice of the Regulatory Change by the Lender to the Credit Parties through the Administrative Agent within five (5) days after demand by the Lender through the Administrative Agent, the Credit Parties shall pay to the Administrative Agent, for the account of the Lender, such additional amount or amounts as will compensate the Lender or controlling corporation, as the case may be, for the reduction.
(b)Lender Certificates. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.2, it shall promptly notify the Credit Parties through the Administrative Agent of the occurrence by reason of which it has become so entitled, but in any event within 45 days, after the Lender obtains actual knowledge thereof. Notwithstanding anything to the contrary in this Section 3.2, (i) the Credit Parties shall not be required to compensate a Lender pursuant to this Section 3.2 for any amounts incurred more than nine (9) months prior to the date that such Lender notifies the Credit Parties of such Lender’s intention to claim compensation therefor and such compensation shall not exceed $200,000 during the term of this Agreement. The covenants contained in this Section 3.2, shall survive the termination of this Agreement and the payment of the Term Loans.

310684250.8

EXHIBIT 10.2
3.3 Taxes and Withholding.
(a)No Withholding. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.
(b)Payment of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender under any of the Credit Documents: (1) the Credit Parties shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as any of them becomes aware of it; and (2) in the case of any Indemnified Tax, (i) the Credit Parties shall pay any such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on a Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or the applicable Lender, as the case may be) on behalf of and in the name of the Administrative Agent or the applicable Lender; (ii) the sum payable by the Credit Parties in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or the applicable Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iii) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by this clause (2) to pay, the Credit Parties shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of the deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority
(c)U.S. Persons. Each of the Lenders will at all times be United States Person and shall deliver to the Administrative Agent and the Credit Parties on or prior to the Closing Date (or, if later, on or prior to the date on which the Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by the Lender, certifying that it is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption.
3.4 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of the Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle the Lender to receive payments under Section 3.1, 3.2 or 3.3, it will, to the extent not inconsistent with its internal policies and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Term Loans, through another office, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would

310684250.8

EXHIBIT 10.2
otherwise be required to be paid to that Lender pursuant to Section 3.1, 3.2 or 3.3 would be materially reduced and if, as determined by the Lender in its sole discretion, the making, issuing, funding or maintaining of the Term Loans through another office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the Lender’s Term Loans or the interests of the Lender; provided, that the Lender will not be obligated to utilize another office pursuant to this Section 3.4 unless the Credit Parties agree to pay all incremental expenses incurred by the Lender as a result thereof. A certificate as to the amount of any expenses payable by the pursuant to this Section 3.4 submitted by the Lenders to the Credit Parties (with a copy to the Administrative Agent) shall be conclusive absent manifest error.
Article 4
CONDITIONS PRECEDENT
4.1 Closing Date Conditions. The obligation of each Lender to effect this Agreement on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.4, of the following conditions on or before the Closing Date:
(a)Credit Documents. The Administrative Agent shall have received copies of each this Agreement originally executed and delivered by each applicable Credit Party, and each schedule to hereto duly completed and in form and substance reasonably satisfactory to the Administrative Agent.
(b)AFHI Resolutions. The Administrative Agent shall have received resolutions of the Board of Directors or similar governing body of AFHI approving and authorizing, among other things, the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date and the issuance of the shares representing the Set-Up Fee, certified as of the Closing Date by its authorized director or officer as being in full force and effect without modification or amendment.
(c)Capital Structure. The organizational structure and capital structure of the Credit Parties and their respective Subsidiaries shall be as set forth on Schedule 5.2.
(d)Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(e)Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court

310684250.8

EXHIBIT 10.2
or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.
(f)Credit Party Information. Prior to the Closing Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
(g)Historical Financial Statements. The Administrative Agent shall have obtained from the website of the United States Securities and Exchange Commission, the Historical Financial Statements (it being understood and agreed that all Historical Financial Statements submitted to the Administrative Agent prior to the Closing Date are satisfactory to the Administrative Agent).
4.2 Initial Draw Date Conditions.
The obligation of each Lender to make its initial Term Loan on the Initial Draw Date is subject to the satisfaction, or waiver in accordance with Section 9.4, of the following conditions on or before the Initial Draw Date:

(a)Credit Documents. Duly executed copies of all Credit Documents not delivered prior to the Closing Date, including, without limitation, the Pledge and Security Agreement.
(b)Organization and Good Standing. The Administrative Agent shall have received (1) copies of each Organization Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, or a director or officer of the relevant Credit Party, each dated the Closing Date or a recent date prior thereto; (2) signature and incumbency certificates of the directors or officers of each Credit Party executing the Credit Documents to which it is a party; (3) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing, among other things, the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its authorized director or officer as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Initial Draw Date.
(c)Foreign Certifications. The Credit Parties shall deliver a certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction in which it is qualified as a foreign corporation or other entity to do business (other than where the failure to be so qualified could not be reasonably expected to have a Material Adverse Effect), each dated a recent date.
(d)Real Property Liens. In order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected second priority security interest in the Real

310684250.8

EXHIBIT 10.2
Estate Asset located at 953 American Ln, Schaumburg, Illinois 60173 (the “Mortgaged Property”), the Administrative Agent shall have received from the Credit Parties a fully executed and notarized Mortgage, in the same form as the first lien mortgage, encumbering the Mortgaged Property for recording in all appropriate places in all applicable jurisdictions.
(e)Personal Property Liens. In order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, the Credit Parties shall have delivered to the Administrative Agent:
(1)evidence satisfactory to the Administrative Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements and originals of securities, instruments, chattel paper and certificates of title (if any));
(2)A completed Collateral Questionnaire dated the Initial Draw Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby together with (A) the results of a recent search, by a Person reasonably satisfactory to the Administrative Agent, of all effective UCC financing statements made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized and, if applicable, executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in the search (other than any financing statements in respect of Permitted Liens); and
(3)fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets (if any).
(f)Pro Forma Financial Statements; Projections and Budget. The Administrative Agent shall have received from the Credit Parties (1) pro forma consolidated balance sheets of AFHI and its Subsidiaries as at the Initial Draw Date, and reflecting consummation of the transactions contemplated by the Credit Documents to occur on or prior to the Initial Draw Date, which pro forma balance sheet shall be in form and substance reasonably satisfactory to the Administrative Agent, (2) the Projections, and (3) a Budget for the twelve (12) month period beginning on September 1, 2021.
(g)Certificate of Insurance. The Administrative Agent shall have received a certificate from the Credit Parties’ insurance broker or other evidence reasonably satisfactory to it identifying the Administrative Agent as additional insured and lenders’ loss payee, as applicable and evidencing that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect, together with endorsements naming the Administrative Agent, for the

310684250.8

EXHIBIT 10.2
benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 6.5.
(h)Legal Opinions. The Administrative Agent and the Lenders shall have received originally executed copies of the favorable written opinions of special counsel for the applicable Credit Parties, as to such matters as the Administrative Agent may reasonably request, dated as of the Initial Draw Date and otherwise in form and substance reasonably satisfactory to the Administrative.
(i)Set-Up Fee Shares. AFHI shall have issued the Set-Up Fee Shares to the Lenders in accordance with Section 2.9.
(j)Budget. The Administrative Agent shall have received the initial Budget.
4.3 Delayed-Draw Conditions. The obligation of each Lender to make any Delayed-Draw Loan, is subject to the satisfaction, or waiver in accordance with Section 9.4, of the following conditions precedent:
(a)Senior Note Restructuring. An Approved Senior Note Restructuring shall have been approved by a final non-appealable order of a court of competent jurisdiction and the Credit Parties shall have taken all necessary steps to implement the Approved Senior Restructuring in accordance with its terms and all applicable laws, rules and regulations of any relevant jurisdiction.
(b)Registration Statement. The Registration Statement described in Section 6.12(a) shall have been filed with the United States Securities and Exchange Commission and shall be effective with respect to the Set-Up Fee Shares, the Conversion Shares and the Draw Fee Shares as of the date of the applicable Delayed-Draw Loan.
4.4 Conditions to all Loans. The obligation of each Lender to make any Term Loans hereunder (including the Term Loans made on the Initial Draw Date and any Delayed-Draw Loans) on any date is subject to the satisfaction, or waiver in accordance with Section 9.4, of the following conditions precedent:
(a)Borrowing Certificate. Other than for the Term Loans issued on the Initial Draw Date, the Administrative Agent shall have received a fully executed and delivered Borrowing Certificate;
(b)Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as of that date to the same extent as though made on and as of that date, except to the extent that any representations and warranties specifically relate to an earlier date, in which case the representations and warranties shall have been true and correct in all material respects on and as of the earlier date.

310684250.8

EXHIBIT 10.2
(c)No Defaults. No event shall have occurred and be continuing or would result from the making of the applicable Term Loan that would constitute an Event of Default or a Default.
Article 5
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Term Loans hereunder, each Credit Party represents and warrants to each Lender and the Administrative Agent, that the following statements are true and correct:
5.1 Organization; Requisite Power and Authority; Qualification. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.1; (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
5.2 Equity Interests and Ownership.
(a)AFHI. As of the date hereof, the authorized share capital of AFHI consists of $2,600,000 divided into 800,000,001 ordinary shares, $0.003 par value each, 12,047,334 are issued and outstanding, 100,000,000 preferred shares, $0.001 par value each, none of which is outstanding, and 33,333,334 restricted voting common shares, $0.003 par value each, none of which is outstanding. As of the date hereof, all of the outstanding shares of AFHI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Other than this Agreement and as previously publicly disclosed in AFHI’s filings with the United States Securities and Exchange Commission, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which AFHI is a party requiring, and there is no Security outstanding which upon conversion or exchange would require, the issuance by AFHI of any additional AHFI Common Stock or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, AFHI Common Stock as of the date hereof. Other than as otherwise consented to by the Administrative Agent, AHFI has no Subsidiaries other than the other Credit Parties (the “Subsidiary Credit Parties”) and no Subsidiary Credit Party has any Subsidiary that is not a Credit Party.
(b)Subsidiary Credit Parties. The Equity Interests of each of the Subsidiary Credit Parties have been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 5.2, as of the date hereof, there is no existing option, warrant, call right, commitment or other agreement to which any Subsidiary Credit Party is a party requiring, and there is no membership interest or other Equity Interests of any Subsidiary Credit Party outstanding which upon conversion or exchange would require, the issuance by any Subsidiary Credit Party of any additional membership interests or other Equity Interests of any Subsidiary Credit Party or other Securities convertible into, exchangeable for or evidencing the

310684250.8

EXHIBIT 10.2
right to subscribe for or purchase, a membership interest or other Equity Interests of any Subsidiary Credit Party. Schedule 5.2 correctly sets forth the ownership interest of each Credit Party and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.
5.3 Due Authorization.
The execution, delivery and performance of this Agreement and each of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
5.4 No Conflict.
The execution, delivery and performance by Credit Parties of this Agreement and the other Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to any Credit Party except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (2) any of the Organization Documents of any Credit Party, or (3) any order, judgment or decree of any court or other agency of government binding on any Credit Party or any of its Subsidiaries except to the extent such violations could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent, for the benefit of the Secured Parties; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
5.5 Governmental Consents.
The execution, delivery and performance by each of the Credit Parties of this Agreement and the other Credit Documents to which they are parties and the consummation of transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (1) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing or recordation, as of the Initial Draw Date and (2) any registration, consent, approval, notice or action to the extent that the failure to undertake or obtain such registration, consent, approval, notice or action could not reasonably be expected to have a Material Adverse Effect.

310684250.8

EXHIBIT 10.2
5.6 Binding Obligation.
Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of that Credit Party, enforceable against the Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
5.7 Historical Financial Statements.
Other than in respect of matters disclosed on Schedule 5.7, the Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from (a) audit and normal yearend adjustments and (b) changes resulting from the matters described on Schedule 5.7. As of the Closing Date, except in respect of matters disclosed on Schedule 5.7, none of the Credit Parties has any contingent liability or liability for taxes, longterm lease (other than store leases entered into in the ordinary course of business) or unusual forward or longterm commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or financial condition of the Credit Parties and any of their respective Subsidiaries taken as a whole.
5.8 Projections.
On and as of the Initial Draw Date, the projections of the Credit Parties for the period of September 1, 2021 through and August 31, 2022 (the “Projections”) are based on good faith estimates and assumptions made as of the Initial Draw Date by the management of the Credit Parties; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the Projections and that the differences may be material; provided further, as of the Initial Draw Date, management of the Credit Parties believed that the Projections were reasonable and attainable.
5.9 No Restricted Junior Payments. Since December 31, 2020, none of the Credit Parties has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.
5.10 Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect pending or threatened in writing.  None of the Credit Parties (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency

310684250.8

EXHIBIT 10.2
or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.11 Payment of Taxes. All federal, material state, material provincial and other material tax returns and reports of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes reflected therein which are due and payable and all assessments, fees and other governmental charges upon any Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable; provided, that no such Tax or claim need be paid if (a) it does not, together with all other Taxes then remaining unpaid result in a Material Adverse Effect or (b) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.
5.12 [Reserved.]
5.13 [Reserved.]
5.14 No Defaults.
None of the Credit Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
5.15 Material Contracts.
Schedule 5.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, after giving effect to consummation of the transactions contemplated by this Agreement, except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.
5.16 Governmental Regulation.
None of the Credit Parties is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Credit Parties is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
5.17 Margin Stock.
None of the Credit Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No

310684250.8

EXHIBIT 10.2
part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.
5.18 Employee Matters.
None of the Credit Parties is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party, or to the best knowledge of the Credit Parties, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or to the best knowledge of the Credit Parties, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Credit Party, and (c) to the best knowledge of the Credit Parties, no union representation question existing with respect to the employees of any Credit Party and, to the best knowledge of the Credit Parties, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. The consummation of the Plan will not give rise to any right of termination, right of renegotiation or any other right under any collective bargaining agreement or Multiemployer Plan to which any Credit Party is bound.
5.19 Employee Benefit Plans.
The Credit Parties, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan , except, in each case, where the failure to comply or perform would not reasonably be expected to result in liabilities of the Credit Parties in excess of $150,000 in the aggregate or have Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than routine contributions) or any trust established under Title IV of ERISA (other than routine contributions) has been or is expected to be incurred by any Credit Party or any of their ERISA Affiliates, which would, when taken together with all such liabilities, exceed $150,000 in the aggregate for the Credit Parties or which would reasonably be expected to have Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all such ERISA Events, would exceed $150,000 in the aggregate for the Credit Parties or would reasonably be expected to have Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws and to the extent an employee became entitled to benefits prior to his or her termination of employment

310684250.8

EXHIBIT 10.2
(e.g., severance, long term disability benefits, etc.), no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Credit Party or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Credit Parties, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Each Credit Party and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
5.20 Certain Fees.
No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, except as payable to the Administrative the Administrative Agent and the Lenders,
5.21 Compliance with Statutes, etc.
Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.22 Anti-terrorism laws. No Credit Party and no Subsidiary, and none of their Affiliates (i) is in violation of any Anti-Terrorism Law, or (ii) is a Blocked Person, or is controlled by a Blocked Person. No Credit Party and no Subsidiary, and none of their Affiliates, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
5.23 Sanctions; Anti-Corruption.
(a)None of the Credit Parties, any of their Subsidiaries or any director, officer, employee, agent, or Affiliate of any Credit Party or any of its Subsidiaries is an individual or

310684250.8

EXHIBIT 10.2
entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).
(b)The Credit Parties, their Subsidiaries and their respective directors, officers and employees, and the agents of the Credit Parties and their Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law, in all material respects. The Credit Parties and their Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.
5.24 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Administrative Agent or Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact (known to the Credit Parties, in the case of any document not furnished by it) or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, except for the possible adjustment to the Historical Financial Statements resulting from the matters described on Schedule 5.7. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially and adversely from the projected results (it being understood that such projections and financial information do not give effect to the matters described on Schedule 5.7). As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby
Article 6
COVENANTS
Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than inchoate indemnity and reimbursement obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article 6.

310684250.8

EXHIBIT 10.2
6.1 Financial Statements and Other Reports. The Credit Parties shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders):
(a) SEC Filings. So long as AFHI is a reporting company under the Exchange Act, copies of all Forms 10-K, 10-K/A, 10-Q/10-Q/A, 8-K and 8-K/A, and all proxy statements, filed with the SEC on the earlier of (1) the date filed, and (2) the due date therefor (determined without regard to any grace periods) whether or not filed (if AFHI ceases to be a reporting company under the Exchange Act, it will deliver to the Administrative Agent and the Lenders the financial statements and other information required by those forms as and when the same would be due to be filed with the SEC (determined without regard to any grace periods)); provided, that any such Forms 10-K, 10-K/A, 10-Q/10-Q/A, 8-K and 8-K/A and all proxy statements, financial statements and related documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the United States Securities and Exchange Commission) shall be deemed to have been delivered to the Administrative Agent if publicly available via EDGAR on the SEC’s website at www.sec.gov.
(b)Monthly Reports. On or before the fifteenth (15th) day following the end of each month following the Closing Date, a consolidated and consolidating balance sheet of the Credit Parties and their respective Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of operations and cash flows for such month and for the portion of the fiscal year then ended together with, in comparative form, the figures for the corresponding periods of the previous fiscal year and the figures for such month and for such portion of the fiscal year then ended set forth in the Budget annual plans, forecasts and projections delivered pursuant to Section 6.1(h), in each case, all in reasonable detail and in the case of such financial statements certified by an Authorized Officer of AFHI as fairly presenting in all material respects the financial condition and results of operations of the Credit Parties and their respective Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of AFHI, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures. All monthly financials shall be accompanied with a management report describing the operations and financial condition of the Credit Parties and their respective Subsidiaries for the fiscal month covered by such financial statements and the portion of the current fiscal year then elapsed. On or before the seventh (7th) day following the end of each month following the Closing Date, a reconciliation showing the Credit Parties’ expenditures for the then-completed period against the amounts set forth in the then-current Budget, including a calculation and analysis of all Permitted Variances, calculated on a cash basis, as certified by an Authorized Officer of AFHI as being true and correct in all material respects.
(c)Compliance Certificates. Together with each delivery of financial statements pursuant to Sections 6.1(a), solely with respect to Form 10-K and 10-Q, or 6.1(b), a duly executed and completed Compliance Certificate to the Agent.
(d)Reconciliations. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the financial statements delivered pursuant to Sections 6.1(a), solely with respect to Form 10-K and 10-Q, or 6.1(b) will

310684250.8

EXHIBIT 10.2
differ in any material respect from the consolidated financial statements that would have been delivered pursuant thereto had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements after the change, one or more statements of reconciliation for all prior financial statements in form and substance satisfactory to the Administrative Agent.
(e)Defaults. Promptly upon any officer of a Credit Party obtaining knowledge (1) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Credit Parties with respect thereto, (2) that any Person has given any notice to any Credit Party or taken any other action with respect to any event or condition set forth in Section 7.1, or (3) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Credit Parties has taken, is taking and proposes to take with respect thereto.
(f)Adverse Proceedings. Promptly upon any officer of a Credit Party obtaining knowledge of (1) the institution of, or nonfrivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Credit Parties to Lenders, or (2) any material development in any Adverse Proceeding that, in the case of either clause (1) or (2), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable Lenders and their counsel to evaluate such matters;
(g)ERISA. (1) Promptly upon any officer of the Credit Parties becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Credit Parties, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (2) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Credit Parties, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by the Credit Parties, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request which, in each of (1) and (2) relate to matters or liabilities that, when taken together with all such matters and liabilities, exceed $15,000,000 in the aggregate for the Credit Parties or which would reasonably be expected to have Material Adverse Effect.
(h)Budget and Projections. Within thirty (30) days prior to the conclusion of each fiscal year commencing with the fiscal year ending December 31, 2021, Credit Parties’ annual

310684250.8

EXHIBIT 10.2
operating plans, updated Budget, financial forecasts and cash flow projections (including balance sheet, income, and cash flow statements on a monthly basis), each for the upcoming fiscal year presented on a monthly basis, all of which shall be for Holdings and its Subsidiaries and shall be in a format reasonably consistent with plans, forecasts and projections theretofore provided to Lenders and otherwise in a form reasonably acceptable to Requisite Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of Credit Parties.
(i)Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from the Credit Parties’ insurance broker(s) in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by the Credit Parties.
(j)Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of AFHI.
(k)Material Contracts. Promptly, and in any event within five Business Days (1) after any Material Contract of any Credit Party is terminated or amended in a manner that is materially adverse to any Credit Party, or (2) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by the Credit Parties or its applicable Subsidiary with the intent of avoiding compliance with this Section 6.1(k)), and an explanation of any actions being taken with respect thereto.
(l)Name Changes, Etc. Prompt, but in any event not less than ten (10) days’ prior to the effective date thereof) written notice of any change (1) in any Credit Party’s corporate name, (2) in any Credit Party’s identity or corporate structure, (3) in any Credit Party’s jurisdiction of organization or (4) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. The Credit Parties agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected Lien in all the Collateral as contemplated in the Collateral Documents. The Credit Parties also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
(m)Collateral Questionnaires. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to 6.1(a), a certificate of AFHI’s Authorized Officer (1) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Initial Draw Date or the date of the most recent certificate delivered pursuant to this Section or identifying such changes and (2) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (1) above (or in such Collateral Questionnaire) to the

310684250.8

EXHIBIT 10.2
extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);
(n)Governmental Authorities. Promptly, but in any event no later than three (3) Business Days following receipt thereof, copies of all material notices and notifications from any Governmental Authority which has or purports to have regulatory authority over any Credit Party (including the National Association of Insurance Commissioners or any state insurance authority).
(o)Additional Information. (1) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by AFHI to its security holders acting in such capacity or by any Subsidiary Credit Party to its security holders other than another Credit Party, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the United States Securities and Exchange Commission or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of any Credit Party, and (2) such other information and data with respect to any Credit Party as from time to time may be reasonably requested by the Administrative Agent (for itself or any Lender); provided, that any such documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the United States Securities and Exchange Commission) shall be deemed to have been delivered to the Administrative Agent if publicly available via EDGAR on the SEC’s website at www.sec.gov.
6.2 Existence.
Each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than the Credit Parties with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence (to the extent permitted hereunder), right or franchise, licenses and permits if the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
6.3 Payment of Taxes and Claims.
Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (a) it does not, together with all other Taxes then remaining unpaid result in a Material Adverse Effect or (b) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provision as shall be

310684250.8

EXHIBIT 10.2
required in conformity with GAAP shall have been made therefor. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Credit Party).
6.4 Maintenance of Properties.
Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in the business of the Credit Parties and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
6.5 Insurance.
The Credit Parties will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Credit Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to selfinsurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Subject to Section 9.23, each such policy of insurance shall (x) name the Administrative Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (y) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to the Administrative Agent of any policy modification or cancellation.
6.6 Books and Records; Inspections.
Each Credit Party will keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP (except as related to matters described on Schedule 5.7) shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that (i) an authorized representative of the Credit Parties shall be allowed to be present during such visit, inspection or discussion and (ii) the Credit Parties shall only be obligated to reimburse the Administrative Agent and the Lenders for the reasonable and documented out-of-pocket costs and expenses of three (3) inspections per fiscal year unless an Event of Default has occurred and is continuing.

310684250.8

EXHIBIT 10.2
6.7 Compliance with Laws.
Each Credit Party will comply, and shall cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each Credit Party will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority in respect of the disclosure (if any) of the matters described on Schedule 5.7.
6.8 [Reserved.]
6.9 Subsidiaries.
No Credit Party shall organize or acquire an interest in any Person that would thereby become a Subsidiary of a Credit Party.
6.10 Further Assurances.
(a) At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent, Collateral Agent the Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of the Credit Parties, and its Subsidiaries and all of the outstanding Equity Interests of the Credit Parties.
6.11 Negative Covenants.
Unless otherwise consented to by the Administrative Agent or Requisite Lenders:
(a)Expenditures. No Credit Party will make any expenditure that is not a Permitted Expenditure (it being understood that no exception to any restrictions on the use of Credit Party funds contained elsewhere in this Agreement shall serve to limit or impair this Section 6.11(a).
(b)Indebtedness. No Credit Party shall, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(1)the Obligations;
(2)AFHI’s currently outstanding 6.625% Senior Notes and any Indebtedness incurred in replacement thereof, or in an exchange therefor, pursuant to an Approved Senior Note Restructuring (collectively, the “Senior Notes”);
(3)Indebtedness to another Credit Party; provided, (A) the Indebtedness is evidenced by an intercompany note, which is subject to a First Priority Lien pursuant to the

310684250.8

EXHIBIT 10.2
Pledge and Security Agreement, and (B) the Indebtedness is unsecured and subordinated in right of payment to the payment in full of the Obligations;
(4)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;
(5)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;
(6)guaranties by a Credit Party of Indebtedness of another Credit Party with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.11(b); provided, that if the Indebtedness that is being guarantied is unsecured or subordinated to the Obligations, the guaranty shall also be unsecured or subordinated to the Obligations;
(7)Indebtedness existing on the Closing Date and described in Schedule 6.11(b), but not any extensions, renewals or replacements of such Indebtedness except as permitted under clause (2);
(8)Indebtedness with respect to Capital Leases in an aggregate amount not to exceed $250,000 at any time outstanding;
(9)purchase money Indebtedness in an aggregate amount not to exceed $250,000 at any time outstanding; provided, any such Indebtedness (A) shall be secured only by the asset acquired, constructed or improved in connection with the incurrence thereof, and (B) shall constitute not less than 90% of the aggregate consideration paid to acquire asset;
(10)[reserved];
(11)Indebtedness of the first lien mortgagee for the Mortgaged Property;
(12)Indebtedness under credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)) incurred in connection with Permitted Expenditures in the ordinary course of business; and
(13)Indebtedness consisting of financing of insurance premiums in the ordinary course of business.
(c)Liens. No Credit Party shall, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC

310684250.8

EXHIBIT 10.2
of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:
(1)Liens in favor of the Administrative Agent for the benefit of Secured Parties granted pursuant to any Credit Document;
(2)Liens for Taxes not yet delinquent or that are being contested, in each case in accordance with Section 6.3;
(3)statutory Liens of landlords, banks (and rights of setoff), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any Lien of that sort imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (A) for amounts not yet overdue or (B) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for the contested amounts;
(4)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and returnofmoney bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(5)easements, rightsofway, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Credit Party;
(6)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;
(7)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(8)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(9)non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Credit Party in the ordinary course of

310684250.8

EXHIBIT 10.2
business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Credit Parties;
(10)Liens described in Schedule 6.11(c);
(11)Liens of the first lien mortgagee on the Mortgaged Property and as stated on any title report delivered on the Mortgaged Property;
(12)Liens securing Indebtedness permitted pursuant to Section 6.11(a)(7), (8) or (9); provided that the Liens only encumber the asset acquired, constructed or improved with the proceeds of the Indebtedness;
(13)[reserved]; and
(14)Liens arising out of judgments or awards in connection with court proceedings which do not constitute an Event of Default.
(d)Restrictions. Except with respect to (1) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (2) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that the restrictions are limited to the property or assets subject thereto), no Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
(e)Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment or for any dividend or other distribution, in each case in Cash, until the full and final payment of all Obligations.
(f)Investments. No Credit Party shall, directly or indirectly, (i) acquire all or substantially all of the assets or Equity Interests of any Person or acquire all or substantially all of the assets of any operating division of any Person, or (ii) make or own any Investment in any Person, including any Joint Venture, except:
(1)Investments in Cash and Cash Equivalents;
(2)equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in the Credit Parties and other Subsidiaries (to the extent the formation or acquisition of such Subsidiaries shall be consented to by the Administrative Agent) in the ordinary course of business;
(3)Investments (A) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (B) in the form of deposits,

310684250.8

EXHIBIT 10.2
prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Credit Parties;
(4)intercompany loans to the extent permitted under Sections 6.11(b)(3);
(5)capital expenditures with respect to the Credit Parties and the Guarantors permitted by Section 6.11(b);
(6)[reserved];
(7)Investments described in Schedule 6.11(f); and
(8)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.
Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted hereunder.
(g)Consolidations, Mergers, Sales of Assets. No Credit Party shall, enter into any transaction of merger or consolidation, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or engage in any Asset Sale, in one transaction or a series of transactions, with respect to all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.
(h)Sale and Lease-Back. No Credit Party shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Credit Party (1) has sold or transferred or is to sell or to transfer to any other Person (other than any Credit Party), or (2) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Credit Party to any Person (other than any Credit Party) in connection with the applicable lease.
(i)Affiliate Transactions. No Credit Party shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Credit Parties on terms that are less favorable to the Credit Parties or than those that might be obtained at the time from a Person who is not an Affiliate as determined in good faith by the disinterested members of the Board of Directors of AFHI; provided, the foregoing restriction shall not apply to (1) any transaction between Credit Parties; (2) reasonable and customary fees paid to members of the board of

310684250.8

EXHIBIT 10.2
directors (or similar governing body) of AFHI; (3) compensation arrangements for officers and other employees of the Credit Parties entered into in the ordinary course of business; (4) the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law.
(j)Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.
(k)Organization Documents. No Credit Party shall permit any or agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents after the Closing Date in a manner that would adversely affect in any material respect the ability of such Credit Party to perform its obligations under the Credit Documents or adversely affect in any material respect the rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender under any Credit Document.
(l)Fiscal Year. No Credit Party shall change its Fiscal Year.
6.12 Minimum Liquidity.
The Credit Parties shall maintain, as of the last day of each calendar month and as set forth in the Compliance Certificate delivered pursuant to Section 6.1(b), an average daily balance of Cash in its Deposit Accounts (other than Excluded Accounts) subject to Control Agreements (subject to Section 9.23) in favor of the Administrative Agent for the month then ended in an aggregate amount of not less than (i) for the period from the Closing Date through December 31, 2021, $650,000 and (ii) from January 1, 2022 and thereafter, $1,250,000.
6.13 Reservation and Registration of Shares.
(a)Reserved Shares. AFHI will, at all times until the Obligations are fully paid and discharged reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of AFHI Common Stock, the number of shares of Common Stock that would deliverable upon the conversion of the Term Loans into AFHI Common Stock in accordance with Section 2.7. AFHI will keep a copy of this Agreement on file with any transfer agent for any shares of AFHI Common Stock.
(b)Registration Statement. As promptly as practicable (but in any event not later than thirty (30) days) upon becoming eligible for a Form S-3 automatic shelf registration following the execution and delivery of this Agreement, AFHI will prepare and file with the United States Securities and Exchange Commission, subject to any required comment period, a registration statement provided for a so-called “shelf registration” of the Set-Up Fee Shares, the Draw Fee Shares and the Conversion Shares and will use commercially reasonable efforts to ensure the continued effectiveness thereof until the last day of the sixth full calendar month following the payment in full of the Term Loans; provided, that if the Credit Parties become aware that AFHI will not be eligible to file a Form-S-3 automatic shelf registration before September 1, 2022,

310684250.8

EXHIBIT 10.2
AFHI shall file a registration statement on Form S-1 with respect to the Set-Up Fee Shares, the Draw-Fee Shares and the Conversion Shares on the later of (i) thirty (30) days following the date of filing of AFHI’s annual report on Form 10-K for the fiscal year ending December 31, 2021 and (ii) thirty (30) days following the Credit Parties’ becoming aware that AFHI will not be eligible for a Form S-3 automatic shelf registration. The provisions of this Section 6.13(b) shall survive the prepayment of the Term Loans or termination of this Agreement.
6.14 Compliance with anti-terrorism laws.
The Credit Parties will not, directly or indirectly, use the proceeds of the Term Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Term Loans whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).
6.15 Sanctions; Anti-Corruption Laws.
The Credit Parties will maintain in effect policies and procedures designed to promote compliance by the Credit Parties and their Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions and the FCPA and any other applicable anti-corruption laws.
Article 7
DEFAULTS AND REMEDIES
7.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an Event of Default:

(a)Failure by the Credit Parties to pay (1) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (2) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due (it being understood that the capitalization of PIK Interest shall not constitute an Event of Default); or
(b)Other than with respect to the Senior Notes, (1) failure of any Credit Party to pay when due any principal of or interest on or any other amount payable or (2) breach or default by any Credit Party with respect to one or more items of Indebtedness (or any loan agreement, mortgage, indenture or other agreement relating thereto) with an aggregate principal amount of $75,000 or more, in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared

310684250.8

EXHIBIT 10.2
due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(c) [reserved.]; or
(d)Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 2.7, Section 2.8(b), Sections 6.1(f) and 6.1(g), Section 6.2 or Section 6.11; or
(e)Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
(f)Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term expressly referred to in any other Section of this Section 7.1, and the default shall not have been remedied or waived within thirty days after the earlier of (1) an officer of the Credit Party becoming aware of the default or (2) receipt by the Credit Parties of notice from the Administrative Agent or any Lender of the default; or
(g) An Insolvency Event (other than proceedings commenced by AFHI in furtherance of an Approved Senior Note Restructuring) shall have occurred; or
(h)Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $50,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or
(i)Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of the Credit Party and shall remain undischarged or unstayed for a period in excess of thirty days; or
(j)There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit Parties or any of their respective ERISA Affiliates in excess of $150,000 during the term hereof or there shall exist any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA which (A) individually results in or might reasonably be expected to result in liability or obligations of the Credit Parties, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $150,000 during the term hereof or (B) in the aggregate results in or might reasonably be expected to result in liability or obligations of the Credit Parties, any of its

310684250.8

EXHIBIT 10.2
Subsidiaries or any of their respective ERISA Affiliates in excess of $150,000 during the term hereof; or
(k)[reserved]; or
(l)At any time after the execution and delivery thereof, (1) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Administrative Agent or any Secured Party to take any action within its control, or (2) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;
7.2 Remedies. Upon the occurrence of any Event of Default described in Section 7.1(g), automatically, and upon the occurrence and continuance of any other Event of Default and at any time during the continuance thereof, at the request of (or with the consent of) Requisite Lenders, upon notice to the Credit Parties by the Administrative Agent, the unpaid principal amount of and accrued interest on the Term Loans and all of the other Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party and the Administrative Agent may cause Collateral Agent, and the Administrative Agent may enforce any and all Liens and security interests created pursuant to the Collateral Documents.
Article 8
ADMINISTRATIVE AGENT
8.1 Appointment. Sheridan Road Partners, LLC is hereby appointed the Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Sheridan Road Partners, LLC to act as the Administrative Agent in accordance with the terms hereof and the other Credit Documents. The Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.
8.2 Lender Authorizations. Each Lender irrevocably authorizes the Administrative Agent to take such action on the Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or

310684250.8

EXHIBIT 10.2
granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
8.3 No Warranties. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to Lenders or by or on behalf of any Credit Party or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.
8.4 No Liability. The Administrative Agent and any of its officers, partners, directors, employees or agents shall not be liable to Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Credit Documents except to the extent caused by the Administrative Agent’s gross negligence, fraud or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.4) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. The Administrative Agent may distribute documents, deliverables or other materials to the Lenders for acceptance or rejection, and may, upon appropriate notice, rely on the lack of an objection by Lenders as a deemed approval of the action presented. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Credit Parties), accountants,

310684250.8

EXHIBIT 10.2
experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.4).
8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent upon prior written notice to the Credit Parties. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.1 and of Section 9.6 shall apply to any of the Affiliates of the Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.1 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (1) the sub-agent shall be a third party beneficiary under this Agreement with respect to all rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce those rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (2) those rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (3) the sub-agent shall only have obligations to the Administrative Agent, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against the sub-agent.
8.6 Rights as a Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent or any of its Affiliates or related entities if any of them acts in its individual capacity as a Lender hereunder. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection herewith and otherwise without having to account for the same to Lenders.
8.7 Independent Evaluations. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. The Administrative Agent shall not

310684250.8

EXHIBIT 10.2
have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.
8.8 Acknowledgment. Each Lender on the Closing Date, and each other Lender by delivering its signature page to an Assignment Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by the Administrative Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
8.9 Indemnification. Each Lender, in proportion to its initial Commitment Percentage (or if not a Lender on the Closing Date, its Term Loan Exposure on the date it became a Lender), severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, fraud or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
8.10 Resignation and Removal. The Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and the Credit Parties, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Credit Parties and the Administrative Agent and signed by the Requisite Lenders. Upon any notice of resignation or any removal, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Credit Parties, to appoint a successor the Administrative Agent. Upon the acceptance of any appointment as the

310684250.8

EXHIBIT 10.2
Administrative Agent hereunder by a successor the Administrative Agent, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (1) transfer to the successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (2) execute and deliver to the successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to the successor Administrative Agent of the Liens created under the Collateral Documents, whereupon the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Administrative Agent, the retiring or removed Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder and in any case, the Administrative Agent’s resignation shall become effective on the thirtieth day after it gives notice of resignation. If neither the Requisite Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or the Administrative Agent, the Administrative Agent, by notice to the Credit Parties and the Requisite Lenders, may retain its role as the agent for the Secured Parties under any Collateral Document. Except as provided in the immediately preceding sentence, any resignation or removal of the Administrative Agent or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of the Administrative Agent or its successor as the agent for the Secured Parties under the Collateral Documents. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.
8.11 Collateral Agency. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents, The Administrative Agent shall, at the request and expense of the Credit Parties, execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.4) have otherwise consented.
8.12 Rights in Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that (1) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent, and (2) in the

310684250.8

EXHIBIT 10.2
event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at any sale or other disposition.
8.13 Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
8.14 Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.14 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or

310684250.8

EXHIBIT 10.2
portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two (2) Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.14(b) shall not have any effect on a Payment Recipient’s

310684250.8

EXHIBIT 10.2
obligations pursuant to Section 8.14(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous

310684250.8

EXHIBIT 10.2
Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 9.5 (but excluding, in all events, any assignment consent or approval requirements), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.14(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

310684250.8

EXHIBIT 10.2
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
Article 9
MISCELLANEOUS
9.1 Notices.
    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic mail notice, when received, addressed as follows in the case of the Credit Parties and the Administrative Agent, and in the case of the Lenders, as set forth on the signature pages hereto, or to such other address as may be hereafter notified by the respective parties hereto:

310684250.8

EXHIBIT 10.2

To the Credit Parties:	Atlas Financial Holdings, Inc. 953 American Lane 3rd Floor Schaumburg, Illinois 60173. Attention: Scott D. Wollney Telephone: (847) 700-8600 E-mail: swollney@atlas-fin.com

With a copy to:	DLA Piper LLP (US) 444 West Lake Street Suite 900 Chicago, IL 60606-0089 Attention: David Mendelsohn, Esq. Telephone: (312) 368-7272 E-mail: david.mendelsohn@us.dlapiper.com

To the Administrative Agent:	Sheridan Road Partners, LLC 157 Columbus Avenue, 5th Floor New York, New York 10023 Attention: Jeffrey F. Magee, Jr. Telephone: (646) 792-7245 E-mail: agent@broadbillpartners.com

With copy to:	K&L Gates, LLP 599 Lexington Avenue New York, NY 10022 Attention: John Bicks, Esq. and Aaron Rothman, Esq. Telephone: (212) 536-3900 E-mail: john.bicks@klgates.com; aaron.rothman@klgates.com

All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
9.2 Expenses.
(a) Whether or not the transactions contemplated hereby shall be consummated, the Credit Parties agrees to pay promptly (a) all the actual and reasonable costs and expenses

310684250.8

EXHIBIT 10.2
(including reasonable and documented out-of-pocket attorneys’ fees and expenses) of the Administrative Agent in connection with (1) the negotiation, preparation and execution of the Credit Documents, (2) the administration of the Credit Documents, (3) with any consents, amendments, waivers or other modifications to the Credit Documents and any other documents or matters requested by the Credit Parties, (b) all the costs of furnishing all opinions by counsel for the Credit Parties; (c) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (provided, that, so long as no Event of Default has occurred and is continuing, no more than one such third party appraiser, consultant, or advisor shall be retained on behalf the Administrative Agent and the Lenders without the prior written consent of the Credit Parties); and (e) after the occurrence and continuance of a Default or an Event of Default, all costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and costs of settlement, incurred by external counsel to the Administrative Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “workout” or pursuant to any insolvency or bankruptcy cases or proceedings.
9.3 Indemnity.
(a)Indemnification. In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, the Administrative Agent and each Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of the Administrative Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that (1) no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, fraud or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (2) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnitee without the prior written consent of the Credit Parties (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnitee, each of the Credit Parties shall indemnify and hold harmless such Indemnitees from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall

310684250.8

EXHIBIT 10.2
contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b)Waiver of Claims. To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender and the Administrative Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Credit Parties hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
9.4 Amendments and Waivers.
(a)Effectiveness. Subject to the additional requirements of Sections 9.4(b) and 9.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and of the relevant Credit Parties; provided that the Administrative Agent may, with the consent of the Credit Parties only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.
(b)Lender Rights. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, and of the Credit Parties (or the relevant Credit Party), no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(1)extend the scheduled final maturity of any Term Loan;
(2)waive, reduce or extend any scheduled repayment (but not prepayment);
(3)reduce the rate of interest on any Term Loan or any fee or any premium payable hereunder;
(4)extend the time for payment of any such interest or fees;
(5)reduce the principal amount of any Term Loan;
(6)amend, modify, terminate or waive any provision of this Section 9.4(b), Section 9.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;
(7)amend the definition of “Requisite Lenders”;

310684250.8

EXHIBIT 10.2
(8)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.
(c)No Modification. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(1)increase any Lender’s Term Commitment over the amount thereof then in effect without its written consent; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Lender’s Term Commitment;
(2)amend, modify, terminate or waive any provision of Article 8 of this Agreement or any provision of the other Credit Documents as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent;
(d)Actions by Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
9.5 Successors and Assigns.
(a)Binding Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Credit Parties, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any Term Commitment or Term Loan shall be effective unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 9.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by the

310684250.8

EXHIBIT 10.2
Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to the Credit Parties and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Commitments or Term Loans.
(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Term Commitment or Term Loans owing to it or other Obligations upon obtaining to an Eligible Assignee; provided that each assignment shall be (1) in an amount of not less than $250,000, and (2) of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Commitments), Assignments and assumptions of Loans and Term Commitments shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under the Assignment Agreement may be required to deliver pursuant to Section 3.3.
(d)Assignee Representations. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Term Commitments and Term Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (1) it is an Eligible Assignee; (2) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Commitments or Term Loans; and (3) it will make or invest in Term Commitments or Term Loans for its own account in the ordinary course and without a view to distribution of thereof within the meaning of the Securities Act or the Exchange Act or other federal securities laws.
(e)Effect of Assignment. Subject to the terms and conditions of this Section 9.5, as of the Assignment Effective Date with respect to any Assignment Agreement (1) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Term Loans and Term Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.7) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, assigning Lenders shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of their prior involvement as a Lender hereunder); (3) the Term Commitments shall be modified to reflect any Term Commitment of the assignee and

310684250.8

EXHIBIT 10.2
remaining Term Commitment of the assigning Lender, if any; and (4) if any assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of the assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Credit Parties shall issue and deliver new Notes, if so requested by the assignee or assigning Lender, to the assignee or to assigning Lender, with appropriate insertions, to reflect the outstanding Term Loans of the assignee or the assigning Lender.
9.6 Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Credit Parties or any of their Affiliates) in all or any part of its Term Commitments, Term Loans or in any other Obligation, but the participant will have no rights as a Lender hereunder against the Administrative Agent, the other Lenders or the Credit Parties all of which will be retained by the Lender selling the participation.
9.7 Independence of Covenants.
(a) All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence and continuance of a Default or an Event of Default if such action is taken or condition exists.
9.8 Survival of Representations, Warranties and Agreements.
(a) All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 3.1, 3.2, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in Sections 8.4 and 8.9 shall survive the payment of the Term Loans, and the termination hereof.
9.9 No Waiver; Remedies Cumulative.
(a) No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

310684250.8

EXHIBIT 10.2
9.10 Marshalling; Payments Set Aside.
(a) Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
9.11 Severability.
(a) In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
9.12 Obligations Several; Independent Nature of Lenders’ Rights.
(a) The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
9.13 Headings.
(a) Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
9.14 APPLICABLE LAW.
(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

310684250.8

EXHIBIT 10.2
9.15 CONSENT TO JURISDICTION.
(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
9.16 WAIVER OF JURY TRIAL.
(a) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING

310684250.8

EXHIBIT 10.2
(OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
9.17 Confidentiality.
(a) The Administrative Agent and each Lender shall hold all nonpublic information regarding the Credit Parties and their businesses identified as such by the Credit Parties and obtained by the Administrative Agent or the Lender pursuant to the requirements hereof in accordance with the Administrative Agent’s and the Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Credit Parties that, in any event, the Administrative Agent may disclose non-public information to the Lenders and the Administrative Agent and each Lender may make (a) disclosures of that information to its Affiliates and to their respective agents and advisors (and to other Persons authorized by a Lender or the Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), (b) disclosures of information reasonably required by any bona fide or potential assignee, pledgee, transferee or participant in connection with the contemplated assignment, pledge, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Credit Parties and their obligations (provided, such assignees, pledgees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.18 or other provisions at least as restrictive as this Section 9.17), (c) disclosure to any rating agency when required by it, provided that, prior to any disclosure, the rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Administrative Agent or any Lender, and (d) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall make reasonable efforts to notify the Credit Parties of any request by any governmental agency or representative thereof (other than any request in connection with any examination of the financial condition or other routine examination of a Lender by such governmental agency) for disclosure of any nonpublic information prior to the disclosure thereof. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Any Person required to maintain the confidentiality of information about the Credit Parties and their Subsidiaries as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same

310684250.8

EXHIBIT 10.2
degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
9.18 Usury Savings Clause.
(a) Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Credit Parties shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Credit Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Credit Parties.
9.19 Counterparts.
(a) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
9.20 Effectiveness.
(a) This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Credit Parties and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
9.21 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other

310684250.8

EXHIBIT 10.2
information that will allow the Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.
9.22 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.23 Post-Closing Actions.
(a)Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the Credit Parties shall be required to take the actions specified in Schedule 9.23 as promptly as practicable, and in any event within the time periods set forth in Schedule 9.23 or such other time periods as the Administrative Agent may agree. The provisions of Schedule 9.23 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, certificates, borrowing notices, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (a) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.23 and (b) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 9.23 have been taken (or were required to be taken). The parties hereto acknowledge and agree that the failure to take any of the actions required above within the relevant time periods required above shall give rise to an immediate Event of Default pursuant to this Agreement.
9.24 No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties. The Credit Parties, for themselves and their respective Affiliates each agree that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, on the one hand, and the Credit Parties and any of their respective stockholders or affiliates, on the other hand. The Credit Parties and their respective Affiliates each acknowledge and agree that (a) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties on the other, (b) in connection therewith and with the process leading to those

310684250.8

EXHIBIT 10.2
transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of any Credit Party or its Affiliates, management, stockholders, creditors or any other person, (c) no Lender has assumed an advisory or fiduciary responsibility in favor of the Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising any Credit Party or its Affiliates on other matters) or any other obligation to the Credit Parties or their respective Affiliates except the obligations expressly set forth in the Credit Documents and (4) the Credit Parties and their respective Affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party and each of its Affiliates further acknowledges and agrees that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Credit Documents and the process leading thereto. Each Credit Party and each of its Affiliates agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party or its Affiliates in connection with the transactions contemplated by the Credit Documents or the process leading thereto.
Article 10
LENDER REPRESENTATIONS
10.1 Representations of the Lenders and their Successors and Permitted Assigns.
(a)Agreement to Comply with the Securities Act; Legend. Each Lender, by acceptance of this Agreement and acceptance of the Set-Up Fee Shares or Conversion Shares issued to such Lender hereunder, agrees to comply in all respects with the provisions of this Section 10.1and the restrictive legend requirements set forth on the face of the Set-Up Fee Shares or Conversion Shares issued to such Lender hereunder and further agrees that such Lender shall not offer, sell or otherwise dispose of the Set-Up Fee Shares or Conversion Shares to be issued upon the terms set forth herein except under circumstances that will not result in a violation of the Securities Act. The Set-Up Fee Shares or Conversion Shares issued pursuant to this Agreement (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:
“THIS SHARE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION

310684250.8

EXHIBIT 10.2
SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)Representations of the Lenders. In connection with the execution of this Agreement and the issuance of the Set-Up Fee Shares or Conversion Shares pursuant to this Agreement, each Lender, individually and solely with respect to itself and no other Lender, specifically represents, as of the date hereof, to AFHI by acceptance of the Set-Up Fee Shares or Conversion Shares issued to each Lender hereunder as follows:
(1)such Lender is duly formed, is authorized to execute and deliver this Agreement and to perform its obligations under this Agreement, and has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligations of such Lender, enforceable against such Lender in accordance with their terms, except as the enforceability of this Agreement may be limited by Bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity;
(2)its execution and delivery of this Agreement and the performance of its obligations under this Agreement will not (i) conflict with, result in a breach of or constitute a material default (or any event that, with notice or lapse of time, or both, would constitute a material default) or result in the acceleration of any material obligation under any of the terms, conditions or provisions of any other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, (ii) conflict with or violate any of the provisions of its organizational documents, or (iii) violate any statute or any order, rule or regulation of an governmental authority, in any manner that would have a materially adverse effect on the performance of its duties under this Agreement;
(3)such Lender has obtained all consents, approvals, authorizations or orders of any governmental authority required for the execution, delivery and performance by such Lender of its obligations under this Agreement;
(4)there is no action, suit or proceeding pending against such Lender, or, to its knowledge, threatened in any court or by or before any other governmental authority that would prohibit its entering into or performing its obligations under this Agreement;
(5)such Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Lender is acquiring the Set-Up Fee Shares or Conversion Shares to be issued upon the terms set forth in this Agreement for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Set-Up Fee Shares

310684250.8

EXHIBIT 10.2
or Conversion Shares, except pursuant to sales registered or exempted under the Securities Act;
(6)such Lender understands and acknowledges that (A) the Set-Up Fee Shares or Conversion Shares to be issued upon the terms set forth in this Agreement have not been registered under the Securities Act or the securities laws of any jurisdiction and are “restricted securities” under the federal securities laws inasmuch as they are being acquired from AFHI in a transaction not involving a public offering; and (B) under such laws and applicable regulations, such securities may not be resold or otherwise transferred to a third party unless they are subsequently registered under the Securities Act or otherwise qualified under applicable securities laws (unless an exemption from such registration or other qualification is available). In addition, the Lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;
(7)such Lender acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, including the risk of losing all of that investment; its financial condition is such that the Lender has no need for liquidity with respect to the investment in AFHI to satisfy any existing or contemplated undertaking or indebtedness; and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Set-Up Fee Shares or Conversion Shares. The Lender has had an opportunity to ask questions and receive answers from AFHI regarding the terms and conditions of the offering of the Set-Up Fee Shares or Conversion Shares and the business, properties, prospects and financial condition of AFHI, and has been provided with all information and material related thereto as requested by the Lender;
(8)the address set forth on such Lender’s signature page hereto is such Lender’s principal place of business;
(9)such Lender agrees that, if it owns 20% or more of AFHI’s outstanding voting securities at any time, it will complete, and cause any of its managers, partners or owners who are a beneficial owner of 20% or more of AFHI’s outstanding voting securities to complete, a “Covered Person Questionnaire” containing representations as to the bad actor disqualification events (each, a “Disqualifying Event”) set forth in Rule 506(d) of Regulation D promulgated under the Securities Act, and such questionnaire shall constitute a representation and warranty of the Lender under this Agreement. The Lender will immediately notify AFHI in writing if the Lender becomes subject to a Disqualifying Event at any date after the Lender completes a Covered Person Questionnaire. In the event that the Lender becomes subject to a Disqualifying Event at any date after the date that the Lender completes a Covered Person Questionnaire, the Lender agrees and covenants to use its commercially reasonable efforts to coordinate with AFHI (i)

310684250.8

EXHIBIT 10.2
to provide documentation as reasonably requested by AFHI related to any such Disqualifying Event and (ii) to implement a reasonable remedy to address the Lender’s changed circumstances such that the changed circumstances will not affect in any way AFHI’s or its Affiliates’ ongoing and/or future reliance on the exemptions available under Rule 506 of Regulation D promulgated under the Securities Act. Such Lender acknowledges that, at the discretion of AFHI, such remedies may include, without limitation, the waiver of all or a portion of the Lender’s voting power as a shareholder of AFHI;
(10)such Lender acknowledges that due to anti-terrorism and anti-money laundering regulations, the Company, the Manager, and any officer, employee or agent acting on behalf of the Company or the Manager, may require further documentation verifying such Lender’s identity and the source of the funds used to invest in AFHI. To comply with applicable U.S. laws, including, but not limited to, the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), such Lender agrees that all payments by the Lender to AFHI and all payments made or distributions paid to such Lender from AFHI will only be made in the Lender’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the then current regulations promulgated thereunder by the U.S. Department of the Treasury. Such Lender further agrees to provide AFHI at any time during the term of this Agreement with such information or certification as AFHI determines to be necessary or appropriate to verify compliance with the anti-terrorism and anti-money laundering regulations, of any applicable jurisdiction or to respond to requests for information concerning the identity of such Lender or any Person directly or indirectly controlling or owning an interest in such Lender from any governmental authority, self-regulatory organization or financial institution in connection with AFHI’s compliance procedures with respect to anti-terrorism and anti-money laundering regulations and to update such information as necessary. Such information may include, but not be limited to, the name, address, telephone number, date of birth, and Social Security or taxpayer identification number of any such individual person, or of the beneficial owners of such Lender. In addition, such Lender certifies that neither it nor any Person directly or indirectly controlling or owning any interest in such Lender is identified as a specially designated national or blocked person, or is affiliated with any such person, entity or organization on any list maintained by governmental authorities relating to anti-terrorism or anti-money laundering, including, but not limited to, lists maintained by the United States Treasury Department's Office of Foreign Asset Control; and
(11)such Lender shall re-make the foregoing representations and provide such additional representation and information as AFHI may require as of the Conversion Date with respect to any Conversion Shares and as of the date of

310684250.8

EXHIBIT 10.2
issuance of the Set-Up Fee Shares and any Draw Fee Shares as set forth in Sections 2.7(c), 2.9(a), and 2.9(b) of this Agreement prior to the issuance of such Conversion Shares, Set-Up Fee Shares, or Draw Fee Shares, as applicable.
(c)Lender Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the applicable Lender of any Set-Up Fee Shares or Conversion Shares which such Lender is then entitled to receive upon the due exercise of the conversion rights set forth in this Agreement, such Lender shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of AFHI for any purpose, nor shall anything contained in this Agreement be construed to confer upon such Lender, as such, any of the rights of a shareholder of AFHI or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise with respect to any Set-Up Fee Shares or Conversion Shares that have not yet been issued to such Lender. In addition, nothing contained in this Agreement shall be construed as imposing any liabilities on the Lender to purchase any securities or as a shareholder of AFHI, whether such liabilities are asserted by AFHI or by creditors of AFHI. Notwithstanding this Section 10.1, AFHI shall provide such Lender with copies of the same notices and other information given to the shareholders of AFHI generally, contemporaneously with the giving thereof to the shareholders.

[Remainder of page intentionally left blank]

310684250.8

EXHIBIT 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
Signature Page to Credit Agreement

EXHIBIT 10.2

BORROWERS:

ATLAS FINANCIAL HOLDINGS, INC.,
a Cayman Islands exempted company limited by shares
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

ANCHOR GROUP MANAGEMENT INC.,
a New York corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

ANCHOR HOLDINGS GROUP, INC.,
a New York corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

optON DIGITAL IP INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

optON INSURANCE AGENCY INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

UBI HOLDINGS INC.,
a Delaware corporation
By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

PLAINVIEW PREMIUM FINANCE COMPANY, INC., a Delaware corporation

By:    /s/ Scott D. Wollney
Name:    Scott D. Wollney
Title:    President & CEO

Signature Page to Credit Agreement

EXHIBIT 10.2

ADMINISTRATIVE AGENT:
SHERIDAN ROAD PARTNERS, LLC By: /s/ Jeffrey F. Magee, Jr. Name: Jeffrey F. Magee, Jr. Title: Member

Signature Page to Credit Agreement

EXHIBIT 10.2

[*****]
[Lender Signature Pages Omitted]

Signature Page to Credit Agreement